UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (416) 203-3898

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2005, Cott Corporation (the “Company”) announced the appointment of B. Clyde Preslar as its new Executive Vice President and Chief Financial Officer. Mr. Preslar’s appointment takes effect on August 29, 2005. Mr. Preslar will be employed pursuant to an employment agreement dated July 22, 2005 (the “Agreement”), the material terms of which are discussed below in Item 5.02 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2005, the Company announced the appointment of Clyde Preslar as Executive Vice President and Chief Financial Officer. Mr. Preslar’s appointment takes effect on August 29, 2005. Prior to his appointment, Mr. Preslar, age 51, served for nine years as Chief Financial Officer of Lance, Inc., a $600 million U.S.-based manufacturer of branded and private label snack foods. In addition, Mr. Preslar has served in management positions with Black & Decker and RJR Nabisco.

Pursuant to the Agreement, the Company will pay Mr. Preslar a base salary of $330,000 per year. He will also be eligible to participate in the Company’s executive bonus plan with an annual target bonus of his base salary, as well as the opportunity to earn up to 200% of base salary based on Company and personal performance. Bonus awards in excess of 100% of base salary will be payable in the Company’s common shares pursuant to the Company’s executive investment share purchase plan. For the year 2005, Mr. Preslar’s bonus payment will be effective from July 1, 2005; he will also receive a signing bonus of $285,000. Subject to the approval of the Human Resources and Compensation Committee of the Company’s Board of Directors, Mr. Preslar will also receive options to acquire 100,000 of the Company’s common shares, which options will vest over a period of three years. He will be entitled to relocation expenses and to participate in employee benefit plans available to the Company’s executives. If Mr. Preslar’s employment is terminated for any other reason other than for Just Cause (as defined in the Agreement), the Company will be required to pay Mr. Preslar a lump sum amount equal to twenty-four months of both his current base salary and bonus, with the bonus based on current year targets and limited to 100% of his base salary.

There are no family relationships between Mr. Preslar and any directors or executive officers of the Company, and there have not been any related party transactions in which the amounts involved exceeded $60,000 with Mr. Preslar within the past year, nor are there any such transactions currently proposed.

Mr. Preslar is a director of Alliance One International, Inc. and Forward Air Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: July 27, 2005	By:	/s/ Mark Halperin
Mark Halperin
Senior Vice President, General Counsel and Secretary